Exhibit 99.1

Blue Merger Sub Inc. Announces Tender Offers and Consent Solicitations for Del Monte Corporation Notes

NEW YORK, NY, January 19, 2011 — In connection with its proposed merger (the “Merger”) with and into Del Monte Foods Company, Blue Merger Sub Inc. (the “Company”), an entity affiliated with Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners V, L.P. and Centerview Capital, L.P., announced today that it has commenced tender offers (the “Offers”) to purchase for cash any and all of (1) Del Monte Corporation’s 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes”) and (2) Del Monte Corporation’s 7 1/2% Senior Subordinated Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”). Del Monte Corporation is a wholly-owned subsidiary of Del Monte Foods Company. In conjunction with the Offers, the Company is soliciting (the “Consent Solicitations”) consents with respect to each series of Notes to proposed amendments (the “Proposed Amendments”) to the indentures under which the Notes were issued. As of the date hereof, there is $250.0 million aggregate principal amount of 2015 Notes outstanding and $450.0 million aggregate principal amount of 2019 Notes outstanding.

The consent payment deadline is 5:00 p.m., New York City time, on February 1, 2011 (the “Consent Payment Deadline”), and the Offers will expire at 8:00 a.m., New York City time, on February 16, 2011, in each case unless extended by the Company (the “Expiration Date”). Tendered Notes may be withdrawn at any time at or before 5:00 p.m., New York City time, on February 1, 2011 (the “Withdrawal Deadline”), but not thereafter.

As described in more detail in the Company’s Offer to Purchase and Consent Solicitation Statement dated January 19, 2011 (the “Offer to Purchase”) and related Letter of Transmittal and Consent, the total consideration for each $1,000 principal amount of 2015 Notes validly tendered (and not validly withdrawn) at or before the Consent Payment Deadline and accepted for purchase by the Company will be $1,025.00 and the total consideration for each $1,000 principal amount of 2019 Notes validly tendered (and not validly withdrawn) at or before the Consent Payment Deadline and accepted for purchase by the Company will be equal to the sum of (i) the present value, determined in accordance with standard market practice, of $1,037.50 (the “Redemption Price”) on October 15, 2014 (the “Redemption Date”) and (ii) the present value of the interest that would accrue with respect to each $1,000 principal amount of 2019 Notes to, but not including, the Redemption Date, in each case determined on the basis of a yield to the Redemption Date equal to the sum of (x) the yield to maturity on the 2 3/8% U.S. Treasury Note due September 30, 2014 (CUSIP No. 912828LQ1), as of 2:00 p.m., New York City time, at least ten business days prior to the Expiration Date as displayed on “Page PX5” of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by the Dealer Managers in their sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous, plus (y) 50 basis points, minus (iii) the accrued and unpaid interest with respect to each $1,000 principal amount of 2019 Notes from the most recent interest payment date for the 2019 Notes to, but not including, the applicable Settlement Date. The foregoing total consideration for the Notes includes a consent payment equal to $30 per $1,000 principal amount of the Notes tendered. Holders must validly tender (and not withdraw) their Notes at or before the Consent Payment Deadline in order to be eligible to receive the total consideration, which includes the consent payment. Holders who validly tender their Notes after the Consent Payment Deadline, but on or before the Expiration Date will only be eligible to receive an amount equal to the applicable total consideration minus the consent payment. Additionally, holders whose Notes are purchased pursuant to the Offers will receive any accrued but unpaid interest up to, but not including, the applicable Settlement Date (as defined below) for the Notes.

Subject to the terms and conditions of the Offers, each holder who validly tenders on or prior to the Consent Payment Deadline and does not validly withdraw such holder’s Notes on or prior to the Withdrawal Deadline will be entitled to receive the applicable total consideration, plus accrued and unpaid interest, if such Notes are accepted for payment (the date of such payment, the “Initial Settlement Date”), to, but not including, the Initial Settlement Date. Holders who validly tender their Notes after the Consent Payment Deadline but at or before the Expiration Date will be entitled to receive the applicable total consideration minus the Consent Payment, plus accrued and unpaid interest, if such Notes are accepted for payment (the date of such payment, which is expected to occur promptly following the Expiration Date, the “Final Settlement Date”), to, but not including, the Final Settlement Date (each of the Initial Settlement Date and the Final Settlement Date, a “Settlement Date”). The Initial Settlement Date is expected to occur on the first business day following the Consent Payment Deadline on which all conditions to the Offers have been satisfied or waived. If the conditions to the Offers are not satisfied or waived until the Expiration Date then there will be no Initial Settlement Date and all Notes accepted for payment will be purchased on the Final Settlement Date. The Final Settlement Date is expected to occur promptly after the Expiration Date, assuming all conditions to the Offers have been satisfied or waived.

In the Consent Solicitations, the Company is seeking consents to Proposed Amendments, providing for, among other things, the elimination of most of the restrictive covenants and certain of the events of default and the modification of the covenant regarding consolidations and mergers contained in the indentures relating to the Notes. The consent of the Holders of at least a majority in principal amount of a series of Notes outstanding is required to authorize the Proposed Amendments as they relate to such series.

Holders who tender Notes pursuant to the Offers are obligated to deliver their consents to the Proposed Amendments. Holders may not deliver consents in the Consent Solicitations without tendering their Notes in the Offers and may not revoke consents at or before the Consent Payment Deadline without withdrawing the previously tendered Notes to which such consents relate. Tendered Notes and the related consents may not be withdrawn subsequent to the Withdrawal Deadline.

The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each Offer is conditioned upon the satisfaction or waiver of the following conditions: (1) the Merger shall have occurred or shall be occurring substantially concurrent with the Initial Settlement Date, (2) Notes representing at least a majority in outstanding principal amount of each series of Notes shall have been validly tendered and not validly withdrawn and the related Consents shall have been received and not validly revoked, (3) the execution and delivery by Del Monte Corporation, the applicable guarantors and the applicable Trustee of a supplemental indenture for each series of Notes giving effect to the Proposed Amendments for the applicable series of Notes and (4) the general conditions set forth in the Offer to Purchase. Neither of the Offers is conditioned upon the receipt of the requisite consents to adopt the Proposed Amendments pursuant to any of the Consent Solicitations or the completion of the other Offer.

The Offers and Consent Solicitations may be amended, extended or, under certain conditions, terminated. The Company reserves the right to make changes to one Offer without making the corresponding changes to the other Offer.

The depositary and information agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation. The dealer managers for the Offers and solicitation agents for the Consent Solicitations are BofA Merrill Lynch ((888) 292-0070 (toll-free), (980) 388-9217 (collect)), Morgan Stanley ((800) 624-1808 (toll-free), (212) 761-0858 (collect)), J.P. Morgan ((800) 245-8812 (toll-free), (212) 270-1200 (collect)), Barclays Capital ((800) 438-3242 (toll-free), (212) 528-7581 (collect)) and KKR Capital Markets LLC ((212) 230-9433 (collect)).

The Offer to Purchase and related Letter of Transmittal and Consent will be distributed to noteholders promptly. Noteholders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 952-2200. (Banks and brokers may call collect at (212) 430-3774.)

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the 6 3/4% Senior Subordinated Notes due 2015 or the 7 1/2% Senior Subordinated Notes due 2019. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase and related Letter of Transmittal and Consent that the Company will be distributing to noteholders promptly. Noteholders should read carefully the Offer to Purchase and related Letter of Transmittal and Consent because they contain important information, including the various terms of and conditions to the Offers and the Consent Solicitations. None of the Company, Del Monte Foods Company, Del Monte Corporation, the dealer managers, the solicitation agents, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not noteholders should tender all or any portion of their Notes in the tender offers or deliver their consents in the Consent Solicitations.

Forward-Looking Statements

This news release may contain forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements reflect the Company’s current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause its actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; and the Company’s ability to complete planned transactions, including, without limitation, the Merger. Forward-looking statements contained in this news release speak only as of the date of this news release, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

CONTACT: Diana Postemsky (212) 521-4805

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